UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 23, 2005

Dycom Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Florida (State or Other Jurisdiction of Incorporation)	0-5423 (Commission File Number)	59-1277135 (I.R.S. Employer Identification No.)

	4440 PGA Boulevard, Suite 500 Palm Beach Gardens, Florida (Address of Principal Executive Offices)	33410 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (561) 627-7171

Not Applicable
(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On May 23, 2005, the Company announced the appointment of a new director, Thomas G. Baxter, who retired as President of Time Warner Cable in March 2005. In connection with Mr. Baxter’s appointment, Dycom’s board of directors approved a resolution to increase the number of board members from seven to eight.

     Mr. Baxter began in the cable business with Warner Cable in 1980, and rose through several executive positions at Time Warner and Cablevision Systems before joining Comcast Cable in 1985, and becoming President in 1989. Upon leaving Comcast in 1998, Mr. Baxter became an operating partner of Evercore Partners, a private investment company in New York City. In February of 2000 until his appointment as President of Time Warner Cable in September 2001, Mr. Baxter was President and CEO of Audible, Inc. Mr. Baxter was previously a director of Dycom, serving from January 1999 until leaving in connection with becoming President of Time Warner Cable.

     The Board of Directors has not made a determination as to whether Mr. Baxter will be named to any committees of the Board of Directors.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

     None.

(b) Pro forma financial information.

     None.

(c) Exhibits.

Exhibit No.	Description

99.1	Press release of Dycom Industries, Inc. issued on May 23, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYCOM INDUSTRIES, INC.
Date: May 25, 2005	By:	/s/ Richard L. Dunn
Richard L. Dunn
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Dycom Industries, Inc. issued on May 23, 2005.

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